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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):

                           June 8, 1998 (May 22, 1998)


                                   TEAM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Texas                                          0-9950                          74-1765729
------------------------                             -----------                   -------------------
(State or other Juris-                               (Commission                         (IRS Employer
diction of incorporation                             File No.)                     Identification No.)




200 Hermann Drive
Alvin, Texas                                                                              77511
----------------------------------------                                                ----------
(Address of principal executive offices)                                                (Zip Code)
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Registrant's telephone number, including area code (281) 331-6154.
                                                   ---------------

1019 South Hood Street
------------------------
(Former name or address)



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Item 5.  Other Events.

Effective May 22, 1998, Team entered into a Letter Agreement ("Letter
Agreement") with Houston Post Oak Partners, Ltd., a Texas limited partnership of which Mr. Louis A. Waters is the sole general partner ("Post Oak"). The Letter
Agreement provides that Post Oak will purchase and Team will sell to Post Oak at the closing 1,200,000 shares of Team common stock for $2.75 per share, for an aggregate consideration of $3,300,000 ("Purchase Price"). Team's independent investment bankers have delivered an opinion that the transactions contemplated by the Letter Agreement are fair to Team.

There are several conditions to closing the sale to Post Oak. First, Team and Post Oak must enter into a mutually acceptable definitive agreement, which must occur on or prior to June 12, 1998, in accordance with the Letter Agreement.
Under the Letter Agreement, Team and Post Oak contemplate that closing under the definitive agreement will occur on June 22, 1998. Prior to such date, Team and Post Oak must receive the appropriate consents and approvals for the sale, if any, and no legal or governmental action shall have been instituted that could cause either Team or Post Oak to reasonably conclude that the transaction should not be consummated. There can be no assurance that all conditions to closing will be met and that the transactions contemplated under the Letter Agreement will be consummated.

Team does not plan to register the sale of Team common stock to Post Oak;
instead, Team plans to rely on the exemption from registration for transactions not involving a public offering, in accordance with Section 4(2) of the Securities Act of 1933, as amended.

In accordance with Team's Bylaws, the Board of Directors has appointed Mr.
Waters as a Director of Team. Mr. Waters will serve as a Director until the next annual meeting of Team's shareholders, unless he shall earlier resign, die or be removed from such position.



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Mr. Waters, 59, was the founding chairman of the board and chief executive officer of Browning-Ferris Industries, Inc. ("BFI"). He served as chairman and chief executive officer from 1969 through 1980, chairman of BFI's Executive
Committee from 1980 through 1988, and chairman of the Finance Committee from 1988 to March 1997.

Mr. Waters recently directed BFI's international activities as chairman and chief executive officer of BFI International, Inc. from 1991 to March 1997, when he retired from full-time duty with BFI.

With Mr. Waters' substantial continuous involvement, BFI, the initial consolidator of the solid waste industry, grew from a small Houston company in 1969 to a $5.8 billion international waste services company operating across
North America and 11 other countries including the Netherlands, Germany and the United Kingdom.

Mr. Waters received his B.A. and B.S. degrees in mechanical engineering from Houston's Rice University in 1960 and 1962. He first practiced engineering at Cameron Iron Works in Houston before attending Harvard Business School where he received an M.B.A. in 1966. From there he moved to the corporate finance department of a large investment banking firm in New York City then returned to Houston to head the corporate finance department of Underwood- Neuhaus & Company prior to joining the founding group of BFI.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

Part(a) - Financial Statements of Business Being Acquired - Not applicable.

Part(b) - Pro Forma Financial Information - Not applicable.

Part(c) - Exhibits.

          99.1 That certain Letter Agreement, by and between Team, Inc. and Houston Post Oak Partners, Ltd., dated
                  May 21, 1998, but accepted effective as of May 22, 1998, is filed as an exhibit hereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 8, 1998                  TEAM, INC.

                                             /s/ William A. Ryan
                                             -----------------------------------
                                             By:  William A. Ryan
                                                  Chairman of the Board

                                             /s/ Ted Owen
                                             -----------------------------------
                                             By:      Ted Owen
                                                      Vice President,
                                                      Chief Financial Officer
                                                      and Secretary




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                                EXHIBIT INDEX


          99.1 That certain Letter Agreement, by and between Team, Inc. and Houston Post Oak Partners, Ltd., dated
                  May 21, 1998, but accepted effective as of May 22, 1998, is filed as an exhibit hereto.